Bravo Brio Restaurant Group, Inc. Reports Third Quarter Financial Results

Columbus, Ohio - November 2, 2016 - Bravo Brio Restaurant Group, Inc. (NASDAQ: BBRG) (the Company) owner and operator of the BRAVO! Cucina Italiana (BRAVO!) and BRIO Tuscan Grille (BRIO) restaurant concepts, today reported financial results for the thirteen and thirty-nine week periods ended September 25, 2016.

Selected Third Quarter 2016 Highlights Compared to the Third Quarter 2015:

▪	Revenues decreased 3.8% to $94.6 million from $98.3 million.

▪	Total comparable restaurant sales decreased 5.3%.

▪	Comparable restaurant sales decreased 8.0% at BRAVO! and 3.7% at BRIO.

▪	Restaurant-level operating profit decreased 37.8% to $7.9 million from $12.7 million.

▪	GAAP net loss was $(3.0) million, or $(0.20) per diluted share, compared to GAAP net income of $0.9 million, or $0.06 per diluted share.

▪
Adjusted net loss was $(2.4) million, or $(0.16) per diluted share, compared to adjusted net income of $0.9 million, or $0.06 per diluted share. Please see the reconciliation from GAAP to adjusted (non-GAAP) net income in the accompanying financial tables.

Brian O'Malley, President and Chief Executive Officer, said, “Comparable restaurant sales trends improved in the latter half of the third quarter, primarily at BRIO, and we are encouraged by positive guest feedback on our new menus as we prepare for the important holiday season. Although the execution phase of these menu rollouts meaningfully impacted both cost of sales and labor during the third quarter, we made headway working through near-term operating inefficiencies as the quarter progressed.”

O’Malley continued, “With the onset of the fourth quarter, we have pivoted away from the heavy operational and financial investments incurred over the past six months into what we believe will be a sustainable period of improvement in comparable restaurant sales and traffic. We anticipate strong holiday gift card sales due to our expanding partnership with Costco as well as our annual holiday gift card promotion whereby guests receive a $20 promotional card for each $100 gift card purchased. We have also improved our technological capabilities through a new online ordering system, which will soon offer a convenient delivery option through third-party service providers. Additionally, we are testing an upgrade to our banquet reservation software that will enhance our ability to identify, track, plan and execute our banquet program. These and other initiatives, bolstered by the hard work and commitment of our team members during this transitional year, have positioned us for what we believe will be a successful holiday season and better 2017.”

Third Quarter 2016 Financial Results

Revenues decreased $3.7 million, or 3.8%, to $94.6 million in the third quarter of 2016, from $98.3 million in the third quarter of 2015. The decrease in revenues was primarily due to a 5.3% decrease in comparable restaurant sales that was partially offset by a net additional 20 operating weeks. The comparable restaurant sales decrease consisted of a 5.4% decrease in guest counts and a 0.1% increase in average check.

Total restaurant operating costs, which include costs of sales, labor costs, operating costs and occupancy costs, increased $1.1 million, or 1.3%, to $86.7 million in the third quarter of 2016, from $85.6 million in the third quarter of 2015. Total restaurant-level operating profit decreased $4.8 million, or 37.8%, to $7.9 million from $12.7 million in the same period last year. As a percentage of revenues, total restaurant-level operating profit decreased to 8.4% in the third quarter of 2016 from 13.0% in the third quarter of 2015.

GAAP net loss in the third quarter of 2016 was $(3.0) million, or $(0.20) per diluted share, as compared to GAAP net income of $0.9 million, or $0.06 per diluted share, in the same period last year.

On an adjusted basis, a measure that the Company believes provides additional information to facilitate a year-over-year performance comparison, adjusted net loss in the third quarter of 2016 was $(2.4) million, or $(0.16) per diluted share, compared to adjusted net income of $0.9 million, or $0.06 per diluted share, in the same period last year. Please see the accompanying financial tables for a reconciliation from GAAP net income to adjusted (non-GAAP) net income.

Third Quarter 2016 Brand Operating Highlights

Comparable restaurant sales decreased 8.0% at BRAVO! and 3.7% at BRIO. Average weekly sales for BRAVO! and BRIO were $53,000 and $71,200, respectively.

During the third quarter of 2016, the Company closed two BRAVO! restaurants through lease expirations. As of September 25, 2016, the Company operated 51 BRAVO! restaurants, 64 BRIO restaurants, and one Bon Vie restaurant across 33 states. Included in this total is one BRIO restaurant that is operated under a management agreement. Additionally, one BRIO restaurant is operated under a franchise agreement.

2016 Outlook

The Company is providing the following outlook for the 52-week period ending December 25, 2016:

•	Revenues of $408 million to $413 million.

•	Total comparable restaurant sales of minus 5.5% to minus 4.5%.

•	Development of three Company-operated restaurants.

•	Pre-opening costs of approximately $1.0 million to $1.5 million (previously approximately $1.5 million).

•
Adjusted net income per diluted share of $0.15 to $0.20, which reflects adjustments made during the thirty-nine weeks ended September 25, 2016. Please see the reconciliation from GAAP net loss to adjusted (non-GAAP) net income and adjusted net income per share in the tables below.

•	Capital expenditures of $12.0 million to $14.0 million.

•	Diluted share count of approximately 15.5 million.

(in thousands except per share data)	Fiscal 2016
	Low	High
Net loss	$(1,625)	$(550)
Impact from:
Asset impairment charges (1)	1,249	1,249
Tax expense related to an Internal Revenue Service audit settlement (2)	265	265
Tax expense from excess tax deficiency for option exercises (3)	2,500	2,200
Income tax expense (4)	(125)	(125)
Adjusted net income	$2,264	$3,039
Adjusted net income per share	$0.15	$0.20
Weighted average shares outstanding - diluted	15,500	15,500
_________________________

1)	Reflects non-cash asset impairment charges for the thirty-nine weeks ended September 25, 2016 for one restaurant.

2)	Reflects the tax expense associated with the settlement of an Internal Revenue Service audit.

3)	Reflects the excess tax deficiency associated with the exercise of stock options during the period.

4)	Reflects the adjustments for income taxes related to impairment charges.

Amendment to Senior Secured Revolving Credit Facility

The Company also announced that it has entered into an amendment to its existing senior secured revolving credit facility. This amendment, among other things, converts an aggregate of $35.0 million of the outstanding balance under the revolving credit facility into a term loan facility, reduces the amount available under the revolving credit facility to $30.0 million, as well as adds and amends certain financial covenants. After giving effect to the amendment, as of September 25, 2016 the Company would have had $16.0 million in outstanding debt under our revolving credit facility and $35.0 million in outstanding debt under its term loan facility.

Investor Conference Call and Webcast

The Company will host an investor conference call to discuss third quarter 2016 financial results today at 5:00 PM ET. Hosting the call will be Brian O'Malley, President and Chief Executive Officer and Jim O'Connor, Executive Vice President and Chief Financial Officer.

The conference call can be accessed live over the phone by dialing (800) 818-6592. A replay will be available one hour after the call and can be accessed by dialing (858) 384-5517; the conference ID is 9361679. The replay will be available until Wednesday, November 9, 2016.

The call will also be webcast live and later archived on the Company's investor relations website at http://investors.bbrg.com in the ‘Presentations & Events’ section.

Non-GAAP Measures.

Adjusted net (loss) income and Adjusted net (loss) income per share are supplemental measures of the Company's performance that are not required or presented in accordance with generally accepted accounting principles, or GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies and should not be considered by themselves or as a substitute for measures of performance prepared in accordance with GAAP.

The Company calculates these non-GAAP measures by adjusting net (loss) income and net (loss) income per share for the impact of certain non-comparable items that are reflected in the its GAAP results. The Company believes these adjusted measures provide investors with additional information to facilitate the comparison of its past and present financial results and assist users of the financial statements to better understand these results. The Company utilizes results that both include and exclude the identified items in evaluating its business performance. However, the inclusion of these adjusted measures should not be construed as an indication that the Company's future results will not be affected by certain unusual or non-comparable items.

About Bravo Brio Restaurant Group, Inc.

Bravo Brio Restaurant Group, Inc. is a leading owner and operator of two distinct Italian restaurant brands, BRAVO! Cucina Italiana and BRIO Tuscan Grille. BBRG has positioned its brands as multifaceted culinary destinations that deliver the ambiance, design elements and food quality reminiscent of fine dining restaurants at a value typically offered by casual dining establishments, a combination known as the upscale affordable dining segment. Each of BBRG's brands provides its guests with a fine dining experience and value by serving affordable cuisine prepared using fresh flavorful ingredients and authentic Italian cooking methods, combined with attentive service in an attractive, lively atmosphere. BBRG strives to be the best Italian restaurant company in America and is focused on providing its guests an excellent dining experience through consistency of execution.

Forward-Looking Statements

Some of the statements in this release contain forward-looking statements, which involve risks and uncertainties. These statements relate to future events or Bravo Brio Restaurant Group, Inc.'s future financial performance. The Company has attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under the heading “Risk Factors” in the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission on February 29, 2016.

Although Bravo Brio Restaurant Group, Inc. believes that the expectations reflected in the forward-looking statements are reasonable based on its current knowledge of the business and operations, it cannot guarantee future results, levels of activity, performance or achievements. The Company assumes no obligation to provide revisions to any forward-looking statements should circumstances change.

Contacts:
Investor Relations
Don Duffy / Raphael Gross
(203) 682-8200

BRAVO BRIO RESTAURANT GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THIRTEEN AND THIRTY-NINE WEEKS ENDED SEPTEMBER 25, 2016 AND SEPTEMBER 27, 2015 (UNAUDITED)
(in thousands except per share data)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	September 25, 2016		September 27, 2015		September 25, 2016		September 27, 2015
Revenues	$94,588		$98,294		$308,601		$316,709
Costs and expenses
Cost of sales	25,265	26.7%	24,463	24.9%	80,507	26.1%	79,905	25.2%
Labor	36,938	39.1%	36,274	36.9%	115,954	37.6%	114,271	36.1%
Operating	16,432	17.4%	16,905	17.2%	51,626	16.7%	52,445	16.6%
Occupancy	8,036	8.5%	7,913	8.1%	23,622	7.7%	24,012	7.6%
General and administrative expenses	6,896	7.3%	5,401	5.5%	20,141	6.5%	17,231	5.4%
Restaurant preopening costs	107	0.1%	628	0.6%	621	0.2%	2,383	0.8%
Impairment	—	—%	—	—%	1,249	0.4%	—	—%
Depreciation and amortization	5,600	5.9%	5,637	5.7%	16,680	5.4%	16,532	5.2%
Total costs and expenses	99,274	105.0%	97,221	98.9%	310,400	100.6%	306,779	96.9%
(Loss) income from operations	(4,686)	(5.0)%	1,073	1.1%	(1,799)	(0.6)%	9,930	3.1%
Interest expense, net	406	0.4%	353	0.4%	1,098	0.4%	1,142	0.4%
(Loss) income before income taxes	(5,092)	(5.4)%	720	0.7%	(2,897)	(0.9)%	8,788	2.8%
Income tax (benefit) expense	(2,107)	(2.2)%	(190)	(0.2)%	(1,506)	(0.5)%	1,506	0.5%
Net (loss) income	$(2,985)	(3.2)%	$910	0.9%	$(1,391)	(0.5)%	$7,282	2.3%

Net (loss) income per basic share	$(0.20)		$0.06		$(0.09)		$0.48
Net (loss) income per diluted share	$(0.20)		$0.06		$(0.09)		$0.46
Weighted average shares outstanding-basic	14,582		15,202		14,648		15,174
Weighted average shares outstanding-diluted	14,582		15,948		14,648		15,917

Certain percentage amounts may not sum due to rounding.

ADJUSTMENTS TO RECONCILE GAAP TO ADJUSTED RESULTS

Asset impairment charge (1)	$—		$—		$1,249		$—
Tax expense related to an Internal Revenue Service audit settlement (2)	—		—		265		—
Tax expense from excess tax deficiency for option exercises (3)	624		—		758		—
Income tax expense (4)	—		—		(125)		—
Total adjustments	624		—		2,147		—

Adjusted net (loss) income	$(2,361)		$910		$756		$7,282

Net (loss) income per basic share- adjusted	$(0.16)		$0.06		$0.05		$0.48
Net (loss) income per diluted share- adjusted	$(0.16)		$0.06		$0.05		$0.46

Weighted average shares outstanding-basic	14,582		15,202		14,648		15,174
Weighted average shares outstanding-diluted (5)	14,582		15,948		15,372		15,917

_________________________

1)	Reflects non-cash asset impairment charges for the thirty-nine weeks ended September 25, 2016 for one restaurant.

2)	Reflects the tax expense associated with the settlement of an Internal Revenue Service audit during the period.

3)	Reflects the excess tax deficiency associated with the exercise of stock options during the period.

4)	Reflects the adjustments for income taxes related to impairment charges.

5)
Diluted weighted average shares outstanding includes potentially issuable common shares. Shares of common stock equivalents of 90,520 and 29,250 were excluded from the diluted calculation due to their anti-dilutive effect for the thirty-nine weeks ended September 25, 2016 and September 27, 2015, respectively.

BRAVO BRIO RESTAURANT GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 25, 2016 AND DECEMBER 27, 2015
(Dollars in thousands)

	September 25, 2016	December 27, 2015
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$388	$447
Accounts receivable	6,481	9,617
Tenant improvement allowance receivable	901	286
Inventories	2,712	3,163
Prepaid expenses and other current assets	1,053	1,859
Total current assets	11,535	15,372
Property and equipment — net	162,477	170,463
Deferred income taxes — net	59,560	58,054
Other assets — net	4,081	4,171
Total assets	$237,653	$248,060

Liabilities and stockholders’ equity
Current liabilities
Trade and construction payables	$13,279	$16,283
Accrued expenses	25,347	28,869
Current portion of long-term debt	4,000	—
Deferred lease incentives	7,228	7,230
Deferred gift card revenue	11,147	14,728
Total current liabilities	61,001	67,110
Deferred lease incentives	55,583	59,553
Long-term debt	47,000	43,300
Other long-term liabilities	23,119	23,273
Commitments and contingencies
Stockholders’ equity
Common shares, no par value per share— authorized 100,000,000 shares; 20,656,917 shares issued at September 25, 2016 and 20,293,296 shares issued at December 27, 2015	201,717	200,739
Preferred shares, no par value per share— authorized 5,000,000 shares; issued and outstanding, 0 shares at September 25, 2016 and December 27, 2015	—	—
Treasury shares, 5,977,860 shares at September 25, 2016 and 5,534,308 shares at December 27, 2015	(81,019)	(77,558)
Retained deficit	(69,748)	(68,357)
Total stockholders’ equity	50,950	54,824
Total liabilities and stockholders’ equity	$237,653	$248,060